File 333180012
Rule 424 b3


AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
Two 2 Shares

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR SHARES OF COMMON
STOCK, OF
SCREEN HOLDINGS CO.,
LTD.
INCORPORATED UNDER
THE LAWS OF JAPAN
The Bank of New York Mellon,
as depositary hereinafter called
the Depositary, hereby certifies
i that there have been deposited
with the Depositary or its agent,
nominee, custodian, clearing
agency or correspondent, the
securities described above
Shares or evidence of the right to
receive such Shares, ii that at the
date hereof each American
Depositary Share evidenced by
this Receipt represents the
amount of Shares shown above,
and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called, and
except as otherwise herein
expressly provided, is entitled
upon surrender at the Corporate
Trust Office of the Depositary,
New York, New York of this
Receipt duly endorsed for
transfer and upon payment of the
charges as provided on the
reverse of this Receipt and in
compliance with applicable laws
or governmental regulations, at
Owners option 1 to delivery at
the office of the agent, nominee,
custodian, clearing agency or
correspondent of the Depositary,
to a person specified by Owner,
of the amount of Deposited
Securities represented hereby or
evidence of the right to receive
the same or 2 to have such
Deposited Securities forwarded
at his cost and risk to him at the
Corporate Trust Office of the
Depositary.  The words
Deposited Securities wherever
used in this Receipt shall mean
the Shares deposited under the
agreement created by the
Receipts as hereinafter defined
including such evidence of the
right to receive the same, and any
and all other securities, cash and
other property held by the
Depositary in place thereof or in
addition thereto as provided
herein.  The word Owner
wherever used in this Receipt
shall mean the name in which
this Receipt is registered upon
the books of the Depositary from
time to time.  The Depositarys
Corporate Trust Office is located
at a different address than its
principal executive office. Its
Corporate Trust Office is located
at 101 Barclay Street, New York,
New York 10286, and its
principal executive office is
located at One Wall Street, New
York, New York 10286.
1.	RECEIPTS.
	This American Depositary
Receipt this Receipt is one of a
continuing issue of American
Depositary Receipts collectively,
the Receipts, all evidencing
rights of like tenor with respect
to the Deposited Securities, and
all issued or to be issued upon
the terms and subject to the
conditions herein provided,
which shall govern the
continuing arrangement by the
Depositary with respect to initial
deposits as well as the rights of
holders and Owners of Receipts
subsequent to such deposits.
	The issuer of the Receipts is
deemed to be the legal entity
resulting from the agreement
herein provided for.
	The issuance of Receipts against
deposits generally may be
suspended, or the issuance of
Receipts against the deposit of
particular Shares may be
withheld, if such action is
deemed necessary or advisable
by the Depositary at any time and
from time to time because of any
requirements of any government
or governmental body or
commission or for any other
reason.  The Depositary assumes
no liability with respect to the
validity or worth of the
Deposited Securities.
2.	TRANSFER OF
RECEIPTS.
	Until the surrender of this
Receipt in accordance with the
terms hereof, the Depositary will
maintain an office in the
Borough of Manhattan, The City
of New York, for the registration
of Receipts and transfers of
Receipts where the Owners of
the Receipts may, during regular
business hours, inspect the
transfer books maintained by the
Depositary that list the Owners
of the Receipts.  The transfer of
this Receipt is registrable on the
books of the Depositary at its
Corporate Trust Office by the
holder hereof in person or by
duly authorized attorney, upon
surrender of this Receipt properly
endorsed for transfer or
accompanied by proper
instruments of transfer and funds
sufficient to pay any applicable
transfer taxes, and the fees and
expenses of the Depositary and
upon compliance with such
regulations, if any, as the
Depositary may establish for
such purpose.  This Receipt may
be split into other such Receipts,
or may be combined with other
such Receipts into one Receipt,
representing the same aggregate
number of American Depositary
Shares as the Receipt or Receipts
surrendered.  Upon such split or
combination not involving a
transfer, a charge will be made as
provided herein.  The Depositary
may close the transfer books at
any time or from time to time
when deemed expedient by it in
connection with the performance
of its duties hereunder.
3.	PROOF OF
CITIZENSHIP OR
RESIDENCE.
	The Depositary may require any
holder or Owner of Receipts, or
any person presenting securities
for deposit against the issuance
of Receipts, from time to time, to
file such proof of citizenship or
residence and to furnish such
other information, by affidavit or
otherwise, and to execute such
certificates and other instruments
as may be necessary or proper to
comply with any laws or
regulations relating to the
issuance or transfer of Receipts,
the receipt or distribution of
dividends or other property, or
the taxation thereof or of receipts
or deposited securities, and the
Depositary may withhold the
issuance or registration of
transfer of any Receipt or
payment of such dividends or
delivery of such property from
any holder, Owner or other
person, as the case may be, who
shall fail to file such proofs,
certificates or other instruments.
4.	TRANSFERABILIT
Y RECORDOWNERSHIP.
	It is a condition of this Receipt
and every successive holder and
Owner of this Receipt by
accepting or holding the same
consents and agrees, that title to
this Receipt, when properly
endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the
same effect as in the case of a
negotiable instrument provided,
however, that prior to the due
presentation of this Receipt for
registration of transfer as above
provided, and subject to the
provisions of Article 9 below, the
Depositary, notwithstanding any
notice to the contrary, may treat
the person in whose name this
Receipt is registered on the
books of the Depositary as the
absolute owner hereof for the
purpose of determining the
person entitled to distribution of
dividends and for any other
purpose.
5.	TAX LIABILITY.
	The Depositary shall not be
liable for any taxes or
governmental or other
assessments or charges that may
become payable in respect of the
Deposited Securities, but a
ratable part of any and all of the
same, whether such tax,
assessment or charge becomes
payable by reason of any present
or future law, statute, charter
provision, bylaw, regulation or
otherwise, shall be payable by
the Owner hereof to the
Depositary at any time on
request.  Upon the failure of the
holder or Owner of this Receipt
to pay any such amount, the
Depositary may sell for account
of such Owner an amount of the
Deposited Securities equal to all
or any part of the amount
represented by this Receipt, and
may apply the proceeds in
payment of such obligations, the
Owner hereof remaining liable
for any deficiency.
6.	REPRESENTATION
S AND WARRANTIES.
	Every person presenting Shares
for deposit shall be deemed
thereby to represent and warrant
that such Shares and each
certificate, if any, therefor are
validly issued, fully paid and
nonassessable, that such Shares
were not issued in violation of
any preemptive or similar rights
of the holders of any securities
and that the person making such
deposit is duly authorized so to
do.  Every such person shall also
be deemed to represent that the
deposit of such securities and the
sale of American Depositary
Shares representing such Shares
by that person in the United
States are not restricted under the
Securities Act of 1933, as
amended the Securities Act of
1933.  Such representations and
warranties shall survive the
deposit of such securities and
issuance of Receipts.
	This Receipt is issued subject,
and all rights of the holder or
Owner hereof are expressly
subject, to the terms and
conditions set forth on both sides
of this Receipt, all of which form
a part of the agreement
evidenced in this Receipt and to
all of which the holder or Owner
hereof by accepting this Receipt
consents.
7.	REPORTS OF
ISSUER OF DEPOSITED
SECURITIES VOTING
RIGHTS.
	As of the date of the
establishment of the program for
issuance of Receipts by the
Depositary, the Depositary
believed, based on limited
investigation, that the issuer of
the Deposited Securities either i
furnished the Securities and
Exchange Commission the
Commission with certain public
reports and documents required
by foreign law or otherwise or ii
published information in English
on its Internet website at
httpwww.screen.co.jp or another
electronic information delivery
system generally available to the
public in its primary trading
market, in either case in
compliance with Rule 12g32b
under the Securities and
Exchange Act of 1934 as in
effect and applicable to that
issuer at that time.  However, the
Depositary does not assume any
duty to determine if the issuer of
the Deposited Securities is
complying with the current
requirements of Rule 12g32b or
to take any action if that issuer is
not complying with those
requirements.
	The Depositary shall be under no
obligation to give notice to the
holder or Owner of this Receipt
of any meeting of shareholders or
of any report of or
communication from the issuer
of the Deposited Securities, or of
any other matter concerning the
affairs of such issuer, except as
herein expressly provided.  The
Depositary undertakes to make
available for inspection by
holders and Owners of the
Receipts at its Corporate Trust
Office, any reports and
communication received from
the issuer of the Deposited
Securities that are both i received
by the Depositary as the holder
of the Deposited Securities and ii
made generally available to the
holders of the Deposited
Securities by the issuer thereof.
Such reports and
communications will be available
in the language in which they
were received by the Depositary
from the issuer of the Deposited
Securities, except to the extent, if
any, that the Depositary in its
sole discretion elects to both i
translate into English any of such
reports or communications that
were not in English when
received by the Depositary and
ii make such translations, if any,
available for inspection by
holders and Owners of the
Receipts.  The Depositary has no
obligation of any kind to
translate any of such reports or
communications or to make such
translation, if any, available for
such inspection.
	The Depositary may, in its
discretion, exercise, in any
manner, or not exercise, any and
all voting rights that may exist in
respect of the Deposited
Securities.  The Depositary may,
but assumes no obligation to,
notify Owners of an upcoming
meeting of holders of Deposited
Securities or solicit instructions
from Owners as to the exercise of
any voting rights with respect to
the Deposited Securities. Upon
the written request of the Owner
of this Receipt and payment to it
of any expense involved, the
Depositary may, in its sole
discretion, but assumes no
obligation to, exercise any voting
rights with respect to the amount
of the Deposited Securities
represented by the American
Depositary Shares evidenced by
this Receipt in accordance with
that request.
8.	DISTRIBUTIONS.
	Until the surrender of this
Receipt, the Depositary a shall
distribute or otherwise make
available to the Owner hereof, at
a time and in such manner as it
shall determine, any distributions
of cash, Shares or other securities
or property other than
subscription or other rights and b
may distribute or otherwise make
available to the Owner hereof, at
a time and in such manner as it
shall determine, any distributions
of subscription or other rights, in
each case received with respect
to the amount of Deposited
Securities represented hereby,
after deduction, or upon payment
of the fees and expenses of the
Depositary described in Article
13 below, and the withholding of
any taxes in respect thereof
provided, however, that the
Depositary shall not make any
distribution for which it has not
received satisfactory assurances,
which may be an opinion of
United States counsel, that the
distribution is registered under,
or is exempt from or not subject
to the registration requirements
of, the Securities Act of 1933 or
any other applicable law.  If the
Depositary is not obligated,
under the preceding sentence, to
distribute or make available a
distribution under the preceding
sentence, the Depositary may sell
such Shares, other securities,
subscription or other rights,
securities or other property, and
the Depositary shall distribute the
net proceeds of a sale of that kind
to the Owners entitled to them,
after deduction or upon payment
of the fees and expenses of the
Depositary described in Article
13 below and the withholding of
any taxes in respect thereof.  In
lieu of distributing fractional
American Depositary Shares for
distributed Shares or other
fractional securities, the
Depositary may, in its discretion,
sell the amount of securities or
property equal to the aggregate
of those fractions.  In the case of
subscription or other rights, the
Depositary may, in its discretion,
issue warrants for such
subscription or other rights andor
seek instructions from the Owner
of this Receipt as to the
disposition to be made of such
subscription or other rights.  If
the Depositary does not distribute
or make available to Owners or
sell distributed subscription or
other rights, the Depositary shall
allow those rights to lapse.  Sales
of subscription or other rights,
securities or other property by
the Depositary shall be made at
such time and in such manner as
the Depositary may deem
advisable.
	If the Depositary shall find in its
opinion that any cash distribution
is not convertible in its entirety
or with respect to the Owners of
a portion of the Receipts, on a
reasonable basis into U.S.
Dollars available to it in the City
of New York, or if any required
approval or license of any
government or agency for such
conversion is denied or is not
obtainable within a reasonable
period, the Depositary may in its
discretion make such conversion
and distribution in U.S. Dollars
to the extent possible, at such
time and rates of conversion as
the Depositary shall deem
appropriate, to the Owners
entitled thereto and shall with
respect to any such currency not
converted or convertible either
i distribute such foreign currency
to the holders entitled thereto or
ii hold such currency for the
respective accounts of such
Owners uninvested and without
liability for interest thereon, in
which case the Depositary may
distribute appropriate warrants or
other instruments evidencing
rights to receive such foreign
currency.
9.	RECORD DATES
ESTABLISHED BY
DEPOSITARY.
	Whenever any cash dividend or
other cash distribution shall
become payable or any
distribution other than cash shall
be made, or whenever rights shall
be offered, with respect to
Deposited Securities, or
whenever the Depositary shall
receive notice of any meeting of
Owners of Deposited Securities,
or whenever it is necessary or
desirable to determine the
Owners of Receipts, the
Depositary will fix a record date
for the determination of the
Owners generally or the Owners
of Receipts who shall be entitled
to receive such dividend,
distribution or rights, or the net
proceeds of the sale thereof, to
give instructions for the exercise
of voting rights at any such
meeting or responsible for any
other purpose for which the
record date was set.
10.	CHANGES
AFFECTING DEPOSITED
SECURITIES.
	Upon i any change in nominal
value or any subdivision,
combination or any other
reclassification of the Deposited
Securities, or ii any
recapitalization, reorganization,
sale of assets substantially as an
entirety, merger or consolidation
affecting the issuer of the
Deposited Securities or to which
it is a party, or iii the redemption
by the issuer of the Deposited
Securities at any time of any or
all of such Deposited Securities
provided the same are subject to
redemption, then and in any such
case the Depositary shall have
the right to exchange or
surrender such Deposited
Securities and accept and hold
hereunder in lieu thereof  other
shares, securities, cash or
property to be issued or delivered
in lieu of or in exchange for, or
distributed or paid with respect
to, such Deposited Securities.
Upon any such exchange or
surrender, the Depositary shall
have the right, in its discretion, to
call for surrender of this Receipt
in exchange upon payment of
fees and expenses of the
Depositary for one or more new
Receipts of the same form and
tenor as this Receipt, but
describing the substituted
Deposited Securities.  In any
such case the Depositary shall
have the right to fix a date after
which this Receipt shall only
entitle the Owner to receive such
new Receipt or Receipts.  The
Depositary shall mail notice of
any redemption of Deposited
Securities to the Owners of
Receipts, provided that in the
case of any redemption of less
than all of the Deposited
Securities, the Depositary shall
select in such manner as it shall
determine an equivalent number
of American Depositary Shares
to be redeemed and shall mail
notice of redemption only to the
Owners of Receipts evidencing
those American Depositary
Shares.  The sole right of the
Owners of Receipts evidencing
American Depositary Shares
designated for redemption after
the mailing of such notice of
redemption shall be to receive
the cash, rights and other
property applicable to the same,
upon surrender to the Depositary
and upon payment of its fees and
expenses of the Receipts
evidencing such American
Depositary Shares.
11.	LIABILITY OF
DEPOSITARY.
The Depositary shall not incur any
liability to any holder or Owner
of this Receipt i if by reason of
any provisions of any present or
future law of the United States of
America, any state thereof, or of
any other country, or of any
governmental or regulatory
authority, or by reason of any
provision, present or future, of
the charter or articles of
association or similar governing
document of the issuer or of the
Deposited Securities, the
Depositary shall be prevented,
delayed or forbidden from or
subjected to any civil or criminal
penalty or extraordinary
expenses on account of doing or
performing any act or thing
which by the terms hereof it is
provided shall be done or
performed, ii by reason of any
nonperformance or delay, caused
as specified in clause i above, in
the performance of any act or
thing which by the terms of this
Receipt it is provided shall or
may be done or performed, iii by
reason of any exercise of, or
failure to exercise, any discretion
provided for herein, iv for the
inability of any Owner or holder
to benefit from any distribution,
offering, right or other benefit
which is made available to
holders of Deposited Securities
but is not made available to
Owners or holders, v for any
special, consequential or punitive
damages for any breach of the
terms of this Receipt or vi arising
out of any act of God, terrorism
or war or any other
circumstances beyond its control.
The Depositary shall not be
responsible for any failure to
carry out any requests to vote any
Deposited Securities or for the
manner or effect of any vote that
is cast either with or without the
request of any Owner, or for not
exercising any right to vote any
Deposited Securities.
The Depositary does not assume
any obligation and shall not be
subject to any liability to holders
or Owners hereunder other than
agreeing to act without
negligence or bad faith in the
performance of such duties as are
specifically set forth herein.
The Depositary shall be under no
obligation to appear in, prosecute
or defend, any action, suit or
other proceeding in respect of
any of the Deposited Securities
or in respect of the Receipts on
behalf of Owners or holders or
any other persons.  The
Depositary shall not be liable for
any action or nonaction by it in
reliance upon the advice of or
information from legal counsel,
accountants or any other persons
believed by it in good faith to be
competent to give such advice or
information.
The Depositary, subject to Article
14 hereof, may itself become the
owner of and deal in securities of
any class of the issuer of the
Deposited Securities and in
Receipts of this issue.
12.	TERMINATION OF
AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
	The Depositary may at any time
terminate the agreement
evidenced by this Receipt and all
other Receipts by mailing notice
of such termination to the
Owners of all Receipts then
outstanding at their addresses
appearing upon the books of the
Depositary, at least thirty days
prior to the date fixed in such
notice for termination.  On and
after such date of termination the
Owner hereof, upon surrender of
this Receipt at the Corporate
Trust Office of the Depositary,
will be entitled to delivery of the
amount of the Deposited
Securities represented hereby
upon the same terms and
conditions, and upon payment of
a fee at the rates provided herein
with respect to the surrender of
this Receipt for Deposited
Securities and on payment of
applicable taxes and charges.
The Depositary may convert any
dividends received by it in cash
after the termination date into
U.S. Dollars as herein provided,
and after deducting therefrom the
fees of the Depositary and
referred to herein and any taxes
and governmental charges and
shall thereafter hold the balance
of said dividends for the pro rata
benefit of the Owners of the
respective Receipts.  As to any
Receipts not so surrendered
within thirty days after such date
of termination the Depositary
shall thereafter have no
obligation with respect to the
collection or disbursement of any
subsequent dividends or any
subscriptions or other rights
accruing on the Deposited
Securities.  After the expiration
of three months from such date
of termination the Depositary
may sell any remaining
Deposited Securities in such
manner as it may determine, and
may thereafter hold uninvested
the net proceeds of any such sale
or sales together with any
dividends received prior to such
sale or the U.S. Dollars received
on conversion thereof,
unsegregated and without
liability for any interest thereon,
for the pro rata benefit of the
Owners of the Receipts that have
not theretofore been surrendered
for cancellation, such Owners
thereupon becoming general
creditors of the Depositary with
respect to such net proceeds.
After making such sale, or if no
such sale can be made after the
expiration of one year from such
date of termination, the
Depositary shall be discharged
from all obligations whatsoever
to the holders and Owners of the
Receipts except to make
distribution of the net proceeds
of sale and of such dividends
after deducting all fees, charges
and expenses of the Depositary
or of the Deposited Securities, in
case no sale can be made, upon
surrender of the Receipts.
13.	CERTAIN FEES
AND CHARGES OF THE
DEPOSITARY.
	The Depositary may charge any
party depositing or withdrawing
Shares, any party transferring or
surrendering Receipts, any party
to whom Receipts are issued
including issuance pursuant to a
stock dividend or stock split or
an exchange of stock or
distribution pursuant to Articles 8
or 10 or Owners, as applicable, i
fees for the delivery or surrender
of Receipts and deposit or
withdrawal of Shares, ii fees for
distributing cash, Shares or other
property received in respect of
Deposited Securities, iii taxes
and other governmental charges,
iv registration or custodial fees or
charges relating to the Shares, v
cable, telex and facsimile
transmission expenses, vi foreign
currency conversion expenses
and fees, vii depositary servicing
fees and viii any other fees or
charges incurred by the
Depositary or its agents in
connection with the Receipt
program.  The Depositarys fees
and charges may differ from
those of other depositaries.  The
Depositary reserves the right to
modify, reduce or increase its
fees upon thirty 30 days notice to
the Owner hereof.  The
Depositary will provide, without
charge, a copy of its latest
schedule of fees and charges to
any party requesting it.
	The Depositary may charge fees
for receiving deposits and issuing
Receipts, for delivering
Deposited Securities against
surrendered Receipts, for transfer
of Receipts, for splits or
combinations of Receipts, for
distribution of each cash or other
distribution on Deposited
Securities, for sales or exercise of
rights, or for other services
performed hereunder.  The
Depositary reserves the right to
modify, reduce or increase its
fees upon thirty 30 days notice to
the Owner hereof.  The
Depositary will provide, without
charge, a copy of its latest fee
schedule to any party requesting
it.
14.	PRERELEASE OF
RECEIPTS.
	Notwithstanding any other
provision of this Receipt, the
Depositary may execute and
deliver Receipts prior to the
receipt of Shares PreRelease.
The Depositary may deliver
Shares upon the receipt and
cancellation of Receipts which
have been PreReleased, whether
or not such cancellation is prior
to the termination of such
PreRelease or the Depositary
knows that such Receipt has been
PreReleased.  The Depositary
may receive Receipts in lieu of
Shares in satisfaction of a
PreRelease.  Each PreRelease
will be a preceded or
accompanied by a written
representation from the person to
whom Receipts or Shares are to
be delivered that such person, or
its customer, owns the Shares or
Receipts to be remitted, as the
case may be, b at all times fully
collateralized with cash or such
other collateral as the Depositary
deems appropriate, c terminable
by the Depositary on not more
than five 5 business days notice,
and d subject to such further
indemnities and credit
regulations as the Depositary
deems appropriate.  The number
of American Depositary Shares
which are outstanding at any
time as a result of PreReleases
will not normally exceed thirty
percent 30 of the Shares
deposited with the Depositary
provided, however, that the
Depositary reserves the right to
change or disregard such limit
from time to time as it deems
appropriate.
	The Depositary may retain for its
own account any compensation
received by it in connection with
the foregoing.
15.	COMPLIANCE
WITH U.S. SECURITIES
LAWS.
	Notwithstanding any terms of
this Receipt to the contrary, the
Depositary will not exercise any
rights it has under this Receipt to
prevent the withdrawal or
delivery of Deposited Securities
in a manner which would violate
the United States securities laws
including, but not limited to,
Section 1A1 of the General
Instructions to the Form F6
Registration Statement, as
amended from time to time,
under the Securities Act of 1933.
16.	GOVERNING LAW
VENUE OF ACTIONS JURY
TRIAL WAIVER.
	This Receipt shall be interpreted
and all rights hereunder and
provisions hereof shall be
governed by the laws of the State
of New York.
	All actions and proceedings
brought by any Owner or holder
of this Receipt against the
Depositary arising out of or
relating to the Shares or other
Deposited Securities, the
American Depositary Shares or
the Receipts, or any transaction
contemplated herein, shall be
litigated only in courts located
within the State of New York.
	EACH OWNER AND HOLDER
HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST
EXTENT PERMITTED BY
APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY
SUIT, ACTION OR
PROCEEDING AGAINST THE
DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT
OF OR RELATING TO THE
SHARES OR OTHER
DEPOSITED SECURITIES,
THE AMERICAN
DEPOSITARY SHARES OR
THE RECEIPTS, OR ANY
TRANSACTION
CONTEMPLATED HEREIN,
OR THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY
QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION WHETHER
BASED ON CONTRACT,
TORT OR ANY OTHER
THEORY.
17.	AMENDMENT OF
RECEIPTS.
The form of the Receipts and the
agreement created thereby may at
any time and from time to time
be amended by the Depositary in
any respect which it may deem
necessary or desirable. Any
amendment which shall prejudice
any substantial existing right of
Owners shall not become
effective as to outstanding
Receipts until the expiration of
thirty 30 days after notice of such
amendment shall have been
given to the Owners of
outstanding Receipts provided,
however, that such thirty 30 days
notice shall in no event be
required with respect to any
amendment which shall impose
or increase any taxes or other
governmental charges,
registration fees, cable, telex or
facsimile transmission costs,
delivery costs or other such
expenses. Every Owner and
holder of a Receipt at the time
any amendment so becomes
effective shall be deemed, by
continuing to hold such Receipt,
to consent and agree to such
amendment and to be bound by
the agreement created by Receipt
as amended thereby. In no event
shall any amendment impair the
right of the Owner of any Receipt
to surrender such Receipt and
receive therefor the amount of
Deposited Securities represented
by the American Depositary
Shares evidenced thereby, except
in order to comply with
mandatory provisions of
applicable law.